JAVELIN Mortgage Investment Corp. Company Update April 15, 2015

PLEASE READ: Important Regulatory and Yield Risk Disclosures Certain statements made in this presentation regarding JAVELIN Mortgage Investment Corporation (“JAVELIN” or the “Company”), and any other statements regarding JAVELIN’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for JAVELIN’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. JAVELIN assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of JAVELIN. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED. 2

Portfolio Commentary In our March 26th Monthly Company Update we updated our Q1 2015 Core earnings outlook to be approximately $0.16 to $0.17 cents per common share outstanding and that for Q1 2015 we believe the Company will return $0.19 to $0.20 of capital per common share to shareholders (a non-taxable return of capital). We estimate that in April 2015 the Company will have a Core earnings rate of approximately $0.09 per share. The expected monthly cash dividend rate for Q2 2015 is $0.09 per share. Future month’s earnings will likely be in that context for the remainder of the quarter unless influenced by changes in amortization expense and funding rates, especially in the case of a change in the Fed Funds rate. Since the March 26th update, we have made the following portfolio and hedging changes: • Sale of $74.2 million of fifteen year 3% pass-throughs for regular April settle. • Sale of $75.9 million of DUS (Agency multi-family pools) for late April settle. • Termination of $120 million of swaps with a weighted average 98 months to maturity to parallel these bond sales. Last month we noted our purchase of $20 million of a non-performing loan securitization. This is an asset class which we will continue to study and potentially add to the portfolio over time. Following the settlements of the forward sales noted above, the Company estimates that 76.7% of the Company’s Agency and non-Agency REPO balance will be covered by swaps and 91.4% of the Company’s Agency securities will be covered by swaps. We believe that the majority of our non-Agency assets have limited hedging requirements because they either have low effective durations or high coupons. Of the $691.3 million swap book, $225 million or 32.5% are forward starting swaps that begin after Q2 2015, with all swaps commencing on or prior to March 2016. 3

Portfolio Commentary These changes have resulted in a current balance sheet duration of -0.37, a rates DV01 (dollar value of a basis point move in the entire curve assuming constant OAS, or option adjusted spread) of -$35,600 and a mortgage spread (OAS) DV01 of $487,000. The rates DV01 does not remain constant as rates go up. We estimate that an immediate 50 basis point move across the curve would make the DV01 change to -$1,100. Changes in DV01 for larger moves across the curve would likely not be linear. Since our March 26th report (which used asset prices and rate levels as of March 24th close of business), OAS on fifteen year pass- throughs that the Company owns have tightened by 9 basis points and the twenty year pass-throughs the Company owns have widened by 1 basis point of OAS. Spreads on the thirty year pass-throughs the Company owns widened by 2 basis points of OAS and the spreads on the DUS bonds the Company owns have remained relatively stable. Treasuries have rallied since March 26th with the ten-year down 10.4 basis points in yield. The “JMI” April 15th closing price of $7.87 is approximately 30% below our current book value estimates of $11.24 to $11.28 a share. If the Company produces Core earnings of $0.09 a month that would represent a 9.6% ROE on estimated current book value and a 13.7% return on the current stock price. The Company has not repurchased shares of common stock in the open market thus far in 2015. We do have Board authority to make repurchases. Insiders, which include the Company Board members and senior management, own a combined 339,883 of JMI shares. As a group, that would make the Insiders the Company’s third largest stockholder. 4

JAVELIN Capitalization, Dividend Policy, Transparency and Manager • Portfolio and liability details are updated monthly at www.javelinreit.com. • Agency premium amortization is expensed monthly as it occurs.(1) • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman and Lead Independent Director. Transparency and Governance JAVELIN REIT Manager • JAVELIN is externally managed by ARMOUR Capital Management LP. Common Stock Dividend Policy and Taxable REIT Income Market Capitalization • 11,991,162 shares of common stock outstanding (NYSE: “JMI”). • Market capitalization of $94.1 million. • JAVELIN pays common stock dividends monthly. • Dividends are announced based on estimates of future taxable REIT income. Information as of 04/14/2015. (1) Due to the prepayment lockout feature of our Agency multifamily securities, their premium is amortized using a level yield methodology. 5

JAVELIN Balance Sheet Targets JAVELIN invests in Agency and Non-Agency mortgage securities. Balance sheet target of 1.5 or less. • 4.00 gross asset duration of Agency and non-Agency securities. • -4.37 hedge duration. • -0.37 net balance sheet duration. Hedge a minimum of 40% of fixed rate assets and funding rate risk. • $691.3 million in hedges (swaps). • 72.1% of assets hedged (48.6% with current paying swaps). • 76.7% of repurchase agreements hedged (51.8% with current paying swaps) after the effect of forward settle sales. Hold 40% of unlevered equity in cash between prepayment periods. • $36.3 million in total liquidity. • $13.2 million in true cash. • $13.7 million in unlevered securities. • $9.4 million in principal and interest receivable Long term debt to equity target of 7.5x - 8.0x. • $900.7 million in net REPO borrowings after the estimated effect of forward settle sales. • 6.5x Q4 2014 shareholders’ equity. Assets Duration Hedging Liquidity Leverage Information as of 04/14/2015. 6

JAVELIN Investment Equity Allocation Estimates as of 04/14/2015 and does not include forward settling trades. Equity allocation is based on market value of unlevered securities plus haircut on repurchase agreements. Allocation does not include equity invested in cash and hedges. 7

JAVELIN Portfolio Strategy and Investment Methodology

- JAVELIN will utilize ACM's proprietary analytical approach as well as Intex, Bloomberg, BlackRock Solutions and other third-party systems to analyze mortgage investment opportunities both for Agency and non-Agency mortgage securities.
- Strong bias toward a "buy and hold" strategy, with occasional sales made as market conditions change.
- The investment team considers an array of factors, both bottom up and top down:

Non-Agency Structure Analysis

- Seniority, subordination model.
- Model completeness and accuracy.
- Litigation and policy risks.

Agency & Non-Agency Class Analysis

- Prepayment history.
- Prepayment expectations.
- Premium/discount.
- Liquidity.

Agency & Non-Agency Loan Analysis

- Original and current loan balance.
- Year of origination.
- Originating company, third-party originators.
- Loan seasoning.
- Principal amortization schedule.
- Original loan-to-value ratio.
- Geography.
- 97% of JMI's 15yr MBS are between 85k – 175k loan balances

Agency Pool Analysis

- Only "pass-through" securities. No CMO's.
- Prepayment history and expectations.
- Premium over par.
- "Hedgability."
- Liquidity.
- Diversify broadly to limit idiosyncratic pool risk.

JAVELIN MORTGAGE INVESTMENT CORP.

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JAVELIN Agency & Non-Agency Portfolio Duration

Agency Securities	Percent of Portfolio	Current Value (millions)		Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross	Estimated Effective Duration Using Current Values
Agency Multifamily Ballooning in 120 Months or Less	16.8%	$	161.3	102.3%	106.2%	3.19/4.38	7.62
Fixed Rates Maturing Between 0 and 120 Months	0.2%	$	2.4	105.5%	107.6%	3.50/3.75	3.15
Fixed Rates Maturing Between 121 and 180 Months	45.0%	$	431.6	104.0%	106.3%	3.18/3.70	3.82
Fixed Rates Maturing Between 181 and 240 Months	3.4%	$	32.7	106.1%	104.9%	3.23/3.68	3.46
Fixed Rates Maturing Between 241 and 360 Months	13.4%	$	128.4	105.7%	105.5%	3.50/4.27	5.02
Total or Weighted Average	**78.9%**	**$**	**756.4**	**104.0%**	**106.1%**	**3.24/3.94**	**4.81**

Non-Agency Securities	Percent of Portfolio	Current Value (millions)		Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross	Estimated Effective Duration Using Current Values
Legacy Prime Fixed	3.1%	$	29.7	83.3%	85.8%	6.02/5.53	0.39
Legacy Prime Hybrid	1.6%	$	15.7	75.9%	87.2%	2.26/2.74	0.95
Legacy Alt-A Fixed	8.5%	$	81.7	78.7%	83.0%	5.79/5.35	0.16
Legacy Alt-A Hybrid	0.8%	$	8.0	80.4%	82.3%	2.50/2.81	0.00
New Issue Prime Fixed	1.2%	$	11.5	91.1%	97.2%	3.70/3.99	5.54
Credit Risk Transfer	3.7%	$	35.3	97.7%	101.6%	4.34/4.07	0.00
NPL/RPLs	2.1%	$	20.0	100.0%	100.0%	3.50/3.50	1.89
Total or Weighted Average	**21.1%**	**$**	**202.0**	**85.4%**	**89.4%**	**4.82/4.59**	**0.70**

Information and pricing as of 04/14/2015 and includes forward settling trades. Some totals may not foot due to rounding.

JAVELIN MORTGAGE INVESTMENT CORP.

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JAVELIN Hedge Portfolio Counterparties include: Citibank, N.A., Nomura Global Financial Products Inc. and Wells Fargo Bank, N.A. Information as of 04/14/2015. Some totals may not foot due to rounding. Derivative Type Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 0-12 Months 0 -$ 0.00 Interest Rate Swap 13-24 Months 0 -$ 0.00 Interest Rate Swap 25-36 Months 27 200.0$ 0.73 Interest Rate Swap 37-48 Months 38 50.0$ 0.92 Interest Rate Swap 49-60 Months 55 60.0$ 1.59 Interest Rate Swap 61-120 Months 100 156.3$ 2.04 Interest Rate Swap 121-180 Months 131 225.0$ 2.08 Total or Weighted Average 81 $ 691.3 1.55 Notional Amount (millions) : 375.0$ Weighted Average Starting Term (Months) : 8 Weighted Average Remaining Term (Months) : 89 Weighted Average Rate : 1.56 The table above includes forward starting swaps with the following characterisitcs: 10

JAVELIN Balance Sheet Hedge Metrics (1) Included in this amount is $150 million of 2yr swaps that start in June 2015. Information and pricing as of 04/14/2015 and includes forward settling trades. Some totals may not foot due to rounding. Agency Assets 3.82 Non-Agency Legacy Assets 0.04 Non-Agency New Issue Assets 0.13 Interest Rate Swaps -4.37 Net Balance Sheet -0.37 Balance Sheet Rate Duration Agency & Non-Agency Assets 958.4$ 48.6% 72.1% Net Agency & Non-Agency Repo Balance 900.7$ 51.8% 76.7% Total Hedge % (Current Paying)1 Total Hedge % (All Hedges) Amount (Millions) 11

JAVELIN Agency Portfolio Constant Prepayment Rates (“CPR”) JAVELIN expenses premium amortization monthly as it occurs. Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity. 12

JAVELIN Agency & Non-Agency Repo Composition

	REPO Counter-Party[1]		Principal Borrowed (millions)	Percentage of REPO Positions with JAVELIN	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Remaining Term in Days
1	Wells Fargo Bank, N.A.	$	123.2	13.6%	31	13	22
2	Mitsubishi UFJ Securities (USA), Inc.	$	87.1	9.6%	85	30	62
3	ICBC Financial Services LLC	$	90.2	10.0%	91	51	84
4	Nomura Securities International, Inc.	$	78.3	8.7%	62	31	31
5	Daiwa Securities America Inc.	$	50.1	5.5%	91	87	87
6	Merrill Lynch, Pierce, Fenner & Smith Inc.	$	32.6	3.6%	61	28	49
7	Barclays Capital Inc.	$	58.0	6.4%	77	45	59
8	UBS Securities LLC	$	50.0	5.5%	927	595	741
9	BNP Paribas Securities Corp.	$	47.4	5.2%	75	51	59
10	Mizuho Securities USA Inc.	$	42.3	4.7%	91	86	86
11	J.P. Morgan Securities LLC	$	32.1	3.5%	91	27	48
12	South Street Securities LLC	$	37.5	4.1%	32	27	27
13	Citigroup Global Markets Inc.	$	37.4	4.1%	68	44	90
14	Royal Bank of Canada	$	33.9	3.7%	91	36	70
15	KGS-Alpha Capital Markets, L.P.	$	21.0	2.3%	90	36	83
16	CRT Capital Group LLC	$	30.8	3.4%	63	42	42
17	Credit Suisse Securities (USA) LLC	$	22.5	2.5%	32	18	29
18	Morgan Stanley & Co. LLC	$	22.2	2.4%	61	36	36
19	E D & F Man Capital Markets Inc.	$	8.7	1.0%	91	78	87
	Total or Weighted Average	**$**	**905.2**	**100.0%**	**117**	**70**	

Weighted Average Repo Rate	0.62%
Weighted Average Haircut	8.91%

April Paydowns	(4.5)
Net REPO after Paydowns	900.7
Debt to Q4 2014 Shareholders' Equity Ratio	6.5

(1) JAVELIN has signed MRAs with 30 counterparties.

Information as of 04/14/2015. Some totals may not foot due to rounding.

The above amounts are estimates after the effect of the forward settle sales .

JAVELIN MORTGAGE INVESTMENT CORP.

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3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340 14